UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2014, Prologis, Inc. (the “Company”), as general partner of Prologis, L.P. (the “Partnership”), the operating partnership of the Company, executed the First Amendment to Thirteenth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), which amended the Thirteenth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”). The Amendment amended the Partnership Agreement to establish the terms of a new class of partnership interests designated as LTIP Units, which are intended to be utilized by the Company and the Partnership in its equity compensation programs. In connection with the Amendment, the Compensation Committee of the Company’s Board of Directors also approved the Form of Participation Points and LTIP Unit Award Agreement (the “Award Agreement”) to be used in connection with awards of LTIP Units.

The foregoing summary is qualified in its entirety by reference to the Amendment and the Award Agreement, which are attached hereto as Exhibit 3.1 and Exhibit 10.1, respectively.

Item 9.01	Exhibits

Exhibit No.	Description

3.1	First Amendment to Thirteenth Amended and Restated Agreement of Limited Partnership of Prologis, L.P., dated February 27, 2014

10.1	Form of Participation Points and LTIP Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2014

PROLOGIS, INC.

By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel

February 27, 2014

PROLOGIS, L.P.

By:	Prologis, Inc., its general partner

By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	First Amendment to Thirteenth Amended and Restated Agreement of Limited Partnership of Prologis, L.P., dated February 27, 2014

10.1	Form of Participation Points and LTIP Unit Award Agreement